EXHIBIT 16


                        [ARTHUR ANDERSEN LLP LETTERHEAD]


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

January 14, 2002

Dear Sir or Madam:

We have read the five paragraphs of Item 4 included in the Form 8-K, dated January 14, 2002, of H.E.R.C. Products Incorporated (Commission File Number:
1-13012) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                    With kind regards,


                                    /s/ Arthur Andersen LLP

Copy to: Mr. Michael H. Harader, Chief Financial Officer
         H.E.R.C. Products Incorporated